Exhibit 99.1
For Immediate Release
April 25, 2007
GIBRALTAR REPORTS FIRST-QUARTER SALES AND EARNINGS
Company Expects Results to Strengthen in the Second and Third Quarters
     BUFFALO, NEW YORK (April 25, 2006) — Gibraltar Industries, Inc. (NASDAQ: ROCK) today reported its sales and earnings for the quarter ended March 31, 2007. The Company also said that its business conditions began to strengthen significantly during the last two weeks of March, setting the stage for much stronger results in the second and third quarters.
     Sales from continuing operations in the first quarter of 2007 were $318 million, a slight decrease from $323 million in the first quarter of 2006. Income from continuing operations before restructuring costs was $6.6 million in the quarter ended March 31, 2007, compared to $11.7 million in the first quarter of 2006, a decrease of approximately 43.6 percent. Earnings per share from continuing operations before restructuring costs were $.22 in the first quarter of 2007, within the range Gibraltar provided on April 17.
     On a GAAP basis, income from continuing operations was $6.2 million and earnings per share from continuing operations amounted to $.21 in the first quarter of 2007. Restructuring costs, which primarily relate to the consolidation of Buffalo, New York-based facilities in the Processed Metal Products segment, amounted to $0.7 million pre-tax, or $.01 per share on an after-tax basis.
     A number of factors combined to negatively impact results for the quarter, including softer-than-anticipated conditions in the new housing market, inventory control programs at a number of the Company’s retail sector customers, and adverse weather conditions that affected the overall construction market.
     “As we said last week, our business began to improve in the second half of March, and we expect our results to strengthen considerably in the second quarter,” said Brian J. Lipke, Gibraltar’s Chairman and Chief Executive Officer. “Helping to offset the sharp downturn in the residential building market is continued strength in the commercial, industrial, and architectural markets, improving results in our Processed Metal Products segment, as well as the contributions from recent acquisitions.”
     “While sales growth remains an important part of our strategic focus, we recognize that top-line gains are secondary to EPS growth, higher ROIC, margin improvements, and better cash flow. We use these measurements in our decision-making process when we look at internal and external growth opportunities,” said Mr. Lipke.
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Gibraltar Reports First-Quarter Sales and Earnings
Page Two
     “We have taken a number of steps to streamline and consolidate our operations. We are in the process of combining two Buffalo-area steel-processing facilities into one location, which will significantly enhance the performance of that business, and we are aggressively taking steps to control and cut costs, drive down inventories, and extract efficiencies from all of our businesses,” said Henning N. Kornbrekke, Gibraltar’s President and Chief Operating Officer.
     “While these steps will have an immediate impact, longer term they will enhance the core operating characteristics of the Company and better position Gibraltar for improved performance. When our sales return to more normalized levels, these actions will help us to generate higher margins, better returns, and stronger earnings,” said Mr. Kornbrekke.
     In light of the operating environment discussed above, Mr. Kornbrekke said that, barring a significant change in business conditions, Gibraltar expects its second-quarter earnings per share before any unusual items will be in the range of $.43 to $.48.
     Gibraltar Industries is a leading manufacturer, processor, and distributor of products for the building, industrial, and vehicular markets. The company serves customers in a variety of industries in all 50 states and throughout the world. It has approximately 4,000 employees and operates 85 facilities in 26 states, Canada, China, England, Germany, and Poland. Gibraltar’s common stock is a component of the S&P SmallCap 600 and the Russell 2000® Index.
     Information contained in this release, other than historical information, should be considered forward-looking, and may be subject to a number of risk factors, including: general economic conditions; the impact of the availability and the effects of changing raw material prices on the Company’s results of operations; energy prices and usage; the ability to pass through cost increases to customers; changing demand for the Company’s products and services; risks associated with the integration of acquisitions; and changes in interest or tax rates.

Gibraltar will review its first-quarter results and discuss its outlook for the second quarter during its quarterly conference call, which will be held at 9 a.m. Eastern Time on April 26. Details of the call can be found on Gibraltar’s Web site, at http://www.gibraltar1.com.
CONTACT: Kenneth P. Houseknecht, Vice President of Communications and Investor Relations, at 716/826-6500, khouseknecht@gibraltar1.com.
Gibraltar’s news releases, along with comprehensive information about the Company, are available on the Internet, at http://www.gibraltar1.com.

Gibraltar Reports First-Quarter Sales and Earnings
Page Three

GIBRALTAR INDUSTRIES, INC.
Financial Highlights
(in thousands, except per share data)

	Three Months Ended
	March 31, 2007	March 31, 2006

Net sales	$317,584	$322,637

Income from continuing operations	$6,168	$11,733

Income per share from continuing operations — Basic	$.21	$.40

Weighted average shares outstanding — Basic	29,844	29,652

Income per share from continuing operations — Diluted	$.21	$.39

Weighted average shares outstanding — Diluted	30,056	29,944

GIBRALTAR INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	March 31,	December 31,
	2007	2006
Assets

Current assets:
Cash and cash equivalents	$20,675	$13,475
Accounts receivable	197,066	169,207
Inventories	248,797	254,991
Other current assets	19,082	18,107

Total current assets	485,620	455,780

Property, plant and equipment, net	245,189	243,138
Goodwill	388,874	374,821
Acquired intangibles, net	62,533	62,366
Investments in partnerships	2,719	2,440
Other assets	13,054	14,323

	$1,197,989	$1,152,868

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$92,003	$71,308
Accrued expenses	47,255	50,771
Current maturities of long-term debt	2,555	2,336

Total current liabilities	141,813	124,415

Long-term debt	418,174	398,217
Deferred income taxes	71,320	70,981
Other non-current liabilities	12,578	9,027
Shareholders’ equity:
Preferred stock, $.01 par value; authorized: 10,000,000 shares; none outstanding	—	—
Common stock, $.01 par value; authorized 50,000,000 shares; issued 29,883,795 and 29,883,795 shares in 2007 and 2006, respectively	299	299
Additional paid-in capital	216,485	215,944
Retained earnings	335,354	332,920
Accumulated other comprehensive income	1,966	1,065

	554,104	550,228

Less: cost of 44,100 and 42,600 common shares held in treasury in 2007 and 2006	—	—

Total shareholders’ equity	554,104	550,228

	$1,197,989	$1,152,868

GIBRALTAR INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share date)

	Three Months Ended
	March 31,
	2007	2006
Net sales	$317,584	$322,637

Cost of sales	265,933	259,406

Gross profit	51,651	63,231

Selling, general and administrative expense	35,210	37,840

Income from operations	16,441	25,391

Other (income) expense:
Equity in partnerships’ income and other income	(362)	(686)
Interest expense	7,237	6,779

Total other expense	6,875	6,093

Income before taxes	9,566	19,298

Provision for income taxes	3,398	7,565

Income from continuing operations	6,168	11,733

Discontinued operations:
Income from discontinued operations before taxes	—	4,303
Income tax expense	—	1,639

Income from discontinued operations	—	2,664

Net income	$6,168	$14,397

Net income per share — Basic:
Income from continuing operations	.21	.40
Income from discontinued operations	$.00	$.09

Net Income	$.21	$.49

Weighted average shares outstanding — Basic	29,844	29,652

Net income per share — Diluted:
Income from continuing operations	.21	.39
Income from discontinued operations	$.00	$.09

Net Income	$.21	$.48

Weighted average shares outstanding — Diluted	30,056	29,944

GIBRALTAR INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31,
	2007	2006
Cash flows from operating activities
Net income	$6,168	$14,397
Income from discontinued operations	—	2,664

Income from continuing operations	6,168	11,733
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	7,461	6,789
Provision for deferred income taxes	(229)	—
Equity in partnerships’ (loss) income	279	131
Distributions from partnerships	—	188
Stock compensation expense	541	706
Other non-cash adjustments	3	25
Increase (decrease) in cash resulting from changes in (net of acquisitions):
Accounts receivable	(23,291)	(31,252)
Inventories	10,565	(16,970)
Other current assets and other assets	384	73
Accounts payable	17,822	15,420
Accrued expenses and other non-current liabilities	(2,986)	4,056

Net cash provided by (used in) continuing operations	16,717	(9,101)
Net cash provided by discontinued operations	—	5,531

Net cash provided by (used in) operating activities	16,717	(3,570)

Cash flows from investing activities
Purchases of property, plant and equipment	(5,369)	(5,303)
Net proceeds from sale of property and equipment	445	36
Acquisitions, net of cash acquired	(22,492)	—

Net cash used in investing activities for continuing operations	(27,416)	(5,267)
Net cash used in investing activities for discontinued operations	—	(1,074)

Net cash used in investing activities	(27,416)	(6,341)

Cash flows from financing activities
Long-term debt reduction	(3,675)	(8,320)
Proceeds from long-term debt	23,074	—
Payment of deferred financing costs	(8)	(161)
Net proceeds from issuance of common stock	—	552
Payment of dividends	(1,492)	(1,487)
Tax benefit from stock options	—	115

Net cash provided by (used in) financing activities	17,899	(9,301)

Net increase (decrease) in cash and cash equivalents	7,200	(19,212)

Cash and cash equivalents at beginning of year	13,475	28,529

Cash and cash equivalents at end of period	$20,675	$9,317

GIBRALTAR INDUSTRIES, INC.
Segment Information
(in thousands)

	Three Months Ended March 31,
			Increase (Decrease)
	2007	2006	$	%
Net Sales
Building products	$207,226	$214,742	$(7,516)	(3.5%)
Processed metal products	110,358	107,895	2,463	2.3%

Total Sales	$317,584	$322,637	$(5,053)	(1.6%)

Income from Operations
Building products	$18,731	$31,271	$(12,540)	(40.1%)
Processed metal products	4,427	5,819	(1,392)	(23.9%)
Corporate	(6,717)	(11,699)	4,982	(42.6%)

Total Operating Income	$16,441	$25,391	$(8,950)	(35.2%)

Operating Margin
Building products	9.0%	14.6%
Processed metal products	4.0%	5.4%